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                                                                      Exhibit 21
                   APEX SILVER MINES LIMITED'S SUSBSIDIARIES


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        Name                                                            Jurisdiction
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
    1.  Andean Silver Corporation                                       Cayman Islands
    2.  Apex Asia LDC                                                   Cayman Islands
    3.  Apex Metals Ltd.                                                Cayman Islands
    4.  Apex Partners LDC                                               Cayman Islands
    5.  Apex Silver Mines Corporation                                   Delaware, USA
    6.  Apex Silver Mines                                               Cayman Islands
    7.  ASC Boliva LDC                                                  Cayman Islands
    8.  ASC Partners LDC                                                Cayman Islands
    9.  ASC Peru LDC                                                    Cayman Islands
    10  `Asgadmongu' Company Ltd.                                       Mongolia
    11. ASM Holdings Limited                                            Cayman Islands
    12. Compania Minerales de Zacatecas, S. de R.L. de C.V.             Mexico
    13. Cordilleras Silver Mines (Cayman) LDC                           Cayman Islands
    14. Cordilleras Silver Mines Ltd.                                   Bahamas
    15. `JSC' Kumushtak                                                 Kyrgyzstan
    16. Kumushtak Management Company                                    Kyrgyzstan
    17. Metalurgica Barones, S. de R.L. de C.V.                         Mexico
    18. Minera Largo, S. de R.L. de C.V.                                Mexico
    19. Minera de Cordilleras (Honduras), S. de R.L.                    Honduras
    20. Minera de Cordilleras, S. de R.L. de C.V.                       Mexico
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